Exhibit 10.2
TERM LOAN NOTE
January 7, 2014
$22,000,000.00
FOR VALUE RECEIVED, the undersigned, HEALTHCARE TRUST OF AMERICA HOLDINGS, LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of Bank of Montreal (hereinafter, together with its successors in title and assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 383 Madison Avenue, New York, NY 10179, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of Twenty-Two Million Dollars ($22,000,000.00) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of March 29, 2012, as amended by Amendment No. 1 to Revolving Credit and Term Loan Agreement dated as of March 7, 2013 and by Amendment No. 2 to Revolving Credit and Term Loan Agreement dated as of the date hereof, among the Lender, the Borrower, Healthcare Trust of America, Inc., the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.
The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by Borrower in accordance with the terms of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.
Payments of both principal and interest are to be made in the currency in which such Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower, and all assets and other properties shall be available for the payment and performance of this Note, the interest accrued on this Note, and all of such other Obligations.
In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.
THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT WOULD REQUIRE APPLICATION OF SUBSTANTIVE LAWS OF ANOTHER JURISDICTION).

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By:	Healthcare Trust of America, Inc.,
its general partner
By: /s/ Kellie S. Pruitt
Name: Kellie S. Pruitt
Title: Chief Financial Officer